UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2007

American Locker Group Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

815 S. Main Street
Grapevine, Texas 76051
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(817) 329-1600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Subsequent to the issuance of the consolidated financial statements of American Locker Group Incorporated, a Delaware corporation (the “Company”), for the quarter ended September 30, 2005, management of the Company determined that accounting errors, as more fully described below, were included in certain previously issued consolidated financial statements. Following this determination and in conjunction with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and after consultation with the Audit Committee of the Company’s board of directors, management determined on August 29, 2007, that, as a result of such previously identified errors, the consolidated statements of income for the years ended December 31, 2003 and 2004, and the consolidated balance sheet as of December 31, 2004, should not be relied upon and should be restated to correct such errors.

The financial statements were affected by two errors.  The Company in prior reporting periods had improperly classified freight billed to customers as a reduction of selling, administrative and general expenses, rather than classifying it as revenue.  This improper classification had the effect of understating net sales and selling, administrative and general expenses by corresponding amounts in the Company’s consolidated statements of income for the years ended December 31, 2003 and 2004, which had no effect on net income.  Additionally, the Company in prior reporting periods failed to recognize the liability for, and disclose the existence of, the Company’s Canadian defined benefit pension plan.  This failure had the effect of overstating retained earnings in prior reporting periods and understating and overstating net income for the years ended December 31, 2003 and 2004, respectively.

The Company discussed these errors with Travis, Wolff & Company, LLC, the Company’s independent registered public accounting firm, and has identified certain adjustments that necessitate the restatement of the aforementioned financial statements, which are summarized in the following tables.

Adjustments to the Company’s consolidated statement of income for the year ended December 31, 2004:

	As previously reported	Adjustments	As restated
Net Sales	$49,023,417	$629,712	$49,653,129
Selling, administrative and general expenses	$8,463,819	$651,626	$9,115,445

Adjustments to the Company’s consolidated statement of income for the year ended December 31, 2003:

	As previously reported	Adjustments	As restated
Net Sales	$39,256,438	$482,264	$39,738,702
Selling, administrative and general expenses	$8,086,610	$466,166	$8,552,776

Adjustments to the Company’s consolidated balance sheet as of December 31, 2004:

	As previously reported	Adjustments	As restated
Other accrued expenses and current liabilities	$565,477	$106,415	$671,892
Pension and other benefits	$707,465	$130,606	$838,071
Retained earnings	$17,521,028	$(193,345)	$17,327,683
Accumulated other comprehensive loss	$(446,416)	$(43,676)	$(490,092)

Impact of the restatements on the net income/(loss) and earnings per share reported in the consolidated statements of income for the years ended December 31, 2004 and 2003:

	2004		2003
	Amount	Diluted EPS	Amount	Diluted EPS
Net income, as originally reported	$2,702,948	$1.73	$2,147,132	$1.38
Freight billed to customers	—		—
Canadian defined benefit pension plan	(21,914)	(.01)	16,098.01
Net income, as restated	$2,681,034	$1.72	$2,163,230	$1.39

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

Date: August 31, 2007	By:	/s/ Edward F. Ruttenberg
		Name:	Edward F. Ruttenberg
		Title:	Chairman, Chief Executive Officer,
Chief Operating Officer and Treasurer